UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2002

Commission File Number	Registrant; State of Incorporation Address and Telephone Number	I.R.S. Employer Identification No.

1-14768	NSTAR	04-3466300
800 Boylston Street
Boston, Massachusetts 02199
Telephone (617) 424-2000

1-2301	BOSTON EDISON COMPANY	04-1278810
800 Boylston Street
Boston, Massachusetts 02199
Telephone (617) 424-2000

Item 5.  Other Events

On December 16, 2002, the Massachusetts Supreme Judicial Court (SJC) upheld the 1999 order whereby the Massachusetts Department of Telecommunications and Energy (MDTE) approved the rate plan associated with the merger of BEC Energy and Commonwealth Energy System that created NSTAR.

The MDTE’s order was appealed to the SJC by the Massachusetts Attorney General, the Energy Consortium and Harvard University.  The appeals alleged, among other things, that, in approving the rate plan and merger, the MDTE committed errors of law in several areas, including the application of the public interest standard and the approval for the rate recovery of the acquisition premium and transaction costs.

By rejecting the appeal, the SJC affirmed the MDTE’s application of the public interest standard and, in approving the rate recovery of the acquisition premium and transaction costs, the MDTE’s determination that the merger-related savings outweigh the costs of the merger.  The SJC’s decision will not have an impact on NSTAR’s current rates, its consolidated financial condition, cash flows or results of operations.

For further information regarding the merger rate appeal, see NSTAR’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2002, under Footnote J to the Condensed Consolidated Financial Statements.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NSTAR
BOSTON EDISON COMPANY
(Registrants)
Date: December 17, 2002	By:	/s/ R. J. WEAFER, JR
Robert J. Weafer, Jr.
Vice President, Controller
and Chief Accounting Officer